WELLS FARGO BANK, SECOND NOTE MODIFICATION
NATIONAL ASSOCIATION WITH STINGRAY PROPERTIES, LLC

THIS SECOND NOTE MODIFICATION AGREEMENT (the “Modification Agreement”), effective August 15, 2006 (the “Effective Date”), is between STINGRAY PROPERTIES, LLC (the “Borrower”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Bank”).

RECITALS

FIRST: Pursuant to that Construction — Term Loan Agreement effective September 16, 2005 (the “Loan Agreement”), the Bank granted the Borrower a $4,000,000.00 construction — term loan (the “Loan”) to finance the construction of improvements to the property legally described on Exhibit A attached hereto (the “Property”).

SECOND: The Borrower’s obligation to repay the Loan is evidenced by that certain Construction Loan Note dated of even date with the Loan Agreement and in the original principal amount of $4,000,000.00, as modified by a Note Modification Agreement dated effective July 1, 2006 (as modified, the “Note”). Payment of the Note, in turn, is secured by that certain Third Party Mortgage, Security Agreement, Fixture Financing Statement, and Assignment of Leases and Rents on the Property from Sylvan Holdings, LLC, a Minnesota limited liability company (the “Mortgage”). The Mortgage is dated of even date with the Note and is a lien on the Property. The Note is guaranteed by the individual Guaranty of each of the Guarantors, as defined in the Agreement, Sylvan Holdings, LLC, Crystal Blue Properties, LLC Ronald Berg, Gary Verkinnes, Dr. Jeffrey Gerdes, Dr. Hector Ho, and Dr. Samir Elghor.

THIRD: The Borrower and the Bank desire to clarify the interest rate stated in the Note.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank agree as follows:

1. Note Modification. The section of the Note under the heading “INTEREST” is hereby modified as follows: In subsection (a), the provision stating the interest rate is hereby amended and restated in its entirety to read, “at a floating rate per annum equal to the sum of LIBOR and a margin of one and ten hundredths percent (1.10%), from and including August 15, 2006.”

2. Miscellaneous.

(a) Except as expressly modified by this Modification Agreement, all terms and conditions of the Note and the Loan Agreement and Loan Documents, as defined in the Loan Agreement, shall remain unchanged and in full force and effect.

multiple counterparts, each

(b) This Modification Agreement may be executed in of which shall be deemed an original.

executed this Modification

IN WITNESS WHEREOF, the Bank and the Borrower have Agreement as of the Effective Date.
WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Todd Mack
Its: Vice President

STINGRAY PROPERTIES, LLC

By: /s/ Ronald Berg
Its: Chief Financial Officer

ACKNOWLEDGMENT AND CONSENT

Each of the undersigned Guarantors acknowledges and consents to the foregoing Note Modification Agreement, and agrees that his Guaranty remains in full force and effect and covers the Note, as modified by the foregoing.

/s/ Jeffrey Gerdes
Name:	Jeffrey Gerdes

Dated: September 12, 2006

/s/ Ronald Berg
Name:	Ronald Berg

Dated: September 12, 2006

/s/ Dr. Hector Ho
Dr. Hector Ho
Dated: September 12, 2006

/s/ Gary Verkinnes
Name:	Gary Verkinnes

Dated: September 12, 2006

/s/ Samir Elghor
Name:	Samir Elghor

Dated: September 12, 2006

SYLVAN HOLDINGS, LLC,
a Minnesota limited liability company

By: /s/ Jeffrey Gerdes
Name:	Jeffrey Gerdes

Title: Chief Manager
Dated: September 12, 2006

CRYSTAL BLUE PROPERTIES, LLC
a Minnesota limited liability company

By: /s/ Gary Verkinnes
Name:	Gary Verkinnes

Title: Chief Manager
Dated: September 12, 2006